As filed with the Securities and Exchange Commission on August 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-0218548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hartsfield-Jackson Atlanta International Airport

Atlanta, Georgia 30320-6001

(404) 715-2600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter W. Carter

Executive Vice President & Chief Legal Officer

Delta Air Lines, Inc.

1030 Delta Boulevard

Atlanta, Georgia 30354

(404) 715-2191

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Benjamin Barkley Kilpatrick, Townsend & Stockton LLP 1100 Peachtree Street, NE, Suite 2800 Atlanta, Georgia 30309 (404) 815-6500	Matthew E. Kaplan Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 (212) 909-6000	Ji Hoon Hong Colin Diamond White & Case LLP 1155 Avenue of the Americas New York, NY 10036 (212) 819- 8200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Pass Through Certificates	(1)	(1)	(1)	$0 (1)

(1)	An unspecified aggregate initial offering price of pass through certificates is being registered as may from time to time be offered hereunder and sold at unspecified prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Delta Air Lines, Inc. is deferring payment of all of the registration fee.

PROSPECTUS

Delta Air Lines, Inc.

Pass Through Certificates

This prospectus relates to pass through trusts to be formed by Delta Air Lines, Inc. with a national or state bank or trust company, as trustee, which may offer for sale, from time to time, pass through certificates of one or more classes or series under this prospectus and one or more related prospectus supplements. The property of a trust will include equipment notes issued by:

•	Delta to finance or refinance all or a portion of the purchase price of an aircraft or other aircraft related assets owned or to be purchased by Delta; or

•	one or more owner trustees to finance or refinance a portion of the purchase price of an aircraft or other aircraft related assets that have been or will be leased to Delta.

The interest rate, final maturity date and ranking or priority of payment of any equipment notes will be described in the applicable prospectus supplement.

The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates. Equipment notes issued by any owner trustee will be without recourse to Delta.

We will describe the specific terms of any offering of these securities and any credit enhancements therefor in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

We may offer and sell the pass through certificates directly, through agents we select from time to time, to or through underwriters, dealers or other third parties we select, or by means of other methods described in a prospectus supplement. If we use any agents, underwriters or dealers to sell the pass through certificates, we will name them and describe their compensation in a prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” on page 1 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2015

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement and any related company free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement and any related company free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement and any related company free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus, any prospectus supplement and any related company free writing prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our business, financial condition, results of operations or prospects since the date of this prospectus or such prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of pass through certificates, and we may sell the pass through certificates in one or more offerings. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits to the registration statement, can be obtained from the SEC, as described below under “Where You Can Find More Information.”

In this prospectus, references to “Delta,” the “Company,” “we,” “us” and “our” refer to Delta Air Lines, Inc. and our wholly-owned subsidiaries.

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated by reference herein and therein (or otherwise made by us or on our behalf) that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When used in this prospectus, any prospectus supplement, any related company free writing prospectus and the documents incorporated herein and therein by reference, the words “expects,” “believes,” “plans,” “anticipates,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. Known material risk factors applicable to Delta, other than risks that could apply to any issuer or offering, are described under the heading “Risk Factors” in the applicable prospectus supplement. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov and at our website at http://www.delta.com. The contents of our website are not incorporated into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

We “incorporate by reference” in this prospectus certain documents that we file with the SEC, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

•	information that we file later with the SEC will automatically update and supersede this prospectus.

The following documents listed below that we have previously filed with the SEC (Commission File Number 001-05424) are incorporated by reference (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015 and June 30, 2015; and

•	Current Reports on Form 8-K filed on February 20, 2015, July 13, 2015, July 24, 2015 and July 27, 2015.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) from the date of this prospectus and prior to the termination of this offering shall also be deemed to be incorporated by reference in this prospectus.

Any party to whom this prospectus is delivered may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning Delta at Delta Air Lines, Inc., Investor Relations, Dept. No. 829, P.O. Box 20706, Atlanta, GA 30320, telephone no. (404) 715-2600.

THE COMPANY

We provide scheduled air transportation for passengers and cargo throughout the United States and around the world. Our global route network gives us a presence in every major domestic and international market. Our route network is centered around a system of hub and international gateway airports that we operate in Amsterdam, Atlanta, Detroit, Los Angeles, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Each of these operations includes flights that gather and distribute traffic from markets in the geographic region surrounding the hub or gateway to domestic and international cities and to other hubs or gateways. Our network is supported by a fleet of aircraft that is varied in size and capabilities, giving us flexibility to adjust aircraft to the network.

Other key characteristics of our route network include:

•	our international joint ventures, particularly our transatlantic joint venture with Air France-KLM and Alitalia and our transatlantic joint venture with Virgin Atlantic;

•	our alliances with other foreign airlines, including Aeroméxico and GOL and our membership in SkyTeam, a global airline alliance; and

•	agreements with multiple domestic regional carriers, which operate as Delta Connection®.

We are a Delaware corporation headquartered in Atlanta, Georgia. Our principal executive offices are located at Hartsfield-Jackson Atlanta International Airport, Atlanta, Georgia 30320-6001 and our telephone number is (404) 715-2600. Our website is www.delta.com. We have provided this website address as an inactive textual reference only and the information contained on our website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings represents income before income taxes, plus fixed charges, less capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt costs, the portion of rent expense representative of the interest factor and preferred stock dividends.

	Six Months
	Ended		Year Ended
	June 30		December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	12.60	5.08	2.41	3.64	1.90	1.63	1.46

USE OF PROCEEDS

Except as set forth in an applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes.

DESCRIPTION OF THE PASS THROUGH CERTIFICATES

We have entered into a pass through trust agreement (the “basic agreement”) with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the “trustee”). Each series of pass through certificates will be issued by a separate trust. Except as set forth in an applicable prospectus supplement, each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement between Delta and the trustee.

Except as set forth in an applicable prospectus supplement, the equipment notes are or will be issued by:

•	Delta to finance or refinance all or a portion of the purchase price of aircraft owned or to be purchased by Delta (“owned aircraft notes”); or

•	one or more owner trustees on a non-recourse basis to finance or refinance a portion of the purchase price of aircraft that have been or will be leased to Delta (“leased aircraft notes”).

Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by Delta, and the leased aircraft notes will be secured by certain aircraft leased or to be leased to Delta.

In addition, to the extent set forth in an applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other aircraft related equipment or personal property owned or to be owned by, or leased or to be leased to, Delta. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement. Also, to the extent set forth in the applicable prospectus supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes or other kinds of securities.

The pass through certificates will not represent interests in, or obligations of, Delta or any of our affiliates.

For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of one or more owner participants. A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes, which will be described in the applicable prospectus supplement.

We will issue the equipment notes relating to aircraft owned by us under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. An aircraft owned by us may also be subject to other financing arrangements that will be described in the applicable prospectus supplement.

A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, letter of credit, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates. In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied, including any depositary or escrow arrangements.

PLAN OF DISTRIBUTION

We may sell the pass through certificates from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sales.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

VALIDITY OF PASS THROUGH CERTIFICATES

Unless we tell you otherwise in the applicable prospectus supplement, the validity of the pass through certificates will be passed upon for Delta by Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton LLP and White & Case LLP will rely on the opinions of Shipman & Goodwin LLP, Hartford, Connecticut, counsel for the trustee, as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the General Counsel, a Deputy General Counsel, an Associate General Counsel or an Assistant General Counsel of Delta as to certain matters relating to the authorization, execution and delivery of the pass through trust agreement by Delta.

EXPERTS

The consolidated financial statements of Delta Air Lines, Inc. incorporated by reference in Delta Air Lines, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Delta Air Lines, Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of Delta Air Lines, Inc. for the three-month periods ended March 31, 2015 and March 31, 2014 and the three-month and six-month periods ended June 30, 2015 and June 30, 2014, incorporated herein by reference, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 15, 2015 and July 15, 2015, included in Delta Air Lines, Inc. Quarterly Report (Form 10-Q) for the quarters ended March 31, 2015 and June 30, 2015, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates.

Amount to be Paid
Registration fee	$	*
Printing fees		**
Legal fees and expenses (including Blue Sky fees)		**
Accounting fees and expenses		**
Trustees’ fees and expenses		**
Fees of rating agencies		**
Miscellaneous		**
TOTAL	$	**

*	The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.
**	These fees are calculated based, in part, on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 10, 2015.

DELTA AIR LINES, INC.

By:	/s/ Paul A. Jacobson
NAME: Paul A. Jacobson
TITLE: Executive Vice President & Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Delta Air Lines, Inc., hereby severally constitute and appoint Richard H. Anderson and Paul A. Jacobson our true and lawful attorneys with full power to sign for us and in our names in the capacities indicated below and any amendment to the registration statement on Form S-3 filed herewith, including any post-effective amendments to said registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Delta Air Lines, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on August 10, 2015.

SIGNATURE	TITLE

/s/ Richard H. Anderson Richard H. Anderson	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul A. Jacobson Paul A. Jacobson	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/s/ Craig M. Meynard Craig M. Meynard	Vice President – Chief Accounting Officer (Principal Accounting Officer)

/s/ Edward H. Bastian Edward H. Bastian	President and Director

/s/ Francis S. Blake Francis S. Blake	Director

/s/ Roy J. Bostock Roy J. Bostock	Director

SIGNATURE	TITLE

/s/ John S. Brinzo John S. Brinzo	Director

/s/ Daniel A. Carp Daniel A. Carp	Chairman of the Board

/s/ David G. DeWalt David G. DeWalt	Director

/s/ Thomas H. Donilon Thomas H. Donilon	Director

/s/ William H. Easter III William H. Easter III	Director

/s/ Mickey P. Foret Mickey P. Foret	Director

/s/ Shirley C. Franklin Shirley C. Franklin	Director

/s/ David R. Goode David R. Goode	Director

/s/ George N. Mattson George N. Mattson	Director

/s/ Douglas R. Ralph Douglas R. Ralph	Director

/s/ Sergio A. L. Rial Sergio A. L. Rial	Director

/s/ Kathy N. Waller Kathy N. Waller	Director

/s/ Kenneth B. Woodrow Kenneth B. Woodrow	Director

EXHIBIT INDEX

Exhibit No.	Document

1.1	Underwriting Agreement to be entered into between Delta Air Lines, Inc. and the Underwriters named therein*

4.1	Pass Through Trust Agreement, dated as of November 16, 2000, between Delta Air Lines, Inc. and U.S. Bank National Association (as successor to State Street Bank and Trust Company Connecticut, National Association) (Filed as Exhibit 4.1 to Delta’s Form S-4 as filed on July 11, 2003)

4.2	Form of Pass Through Trust Certificate*

5.1	Opinion of Debevoise & Plimpton LLP, special counsel to Delta Air Lines, Inc.

5.2	Opinion of Shipman & Goodwin LLP, Hartford, Connecticut, special counsel to U.S. Bank Trust National Association

5.3	Opinion of Alan T. Rosselot – Assistant General Counsel of Delta Air Lines, Inc.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

15.1	Letter from Ernst & Young LLP regarding unaudited interim financial statements of Delta Air Lines, Inc.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Debevoise & Plimpton LLP, special counsel to Delta Air Lines, Inc. (included in Exhibit 5.1)

23.3	Consent of Shipman & Goodwin LLP, Hartford, Connecticut, special counsel to U.S. Bank Trust National Association (included in Exhibit 5.2)

23.4	Consent of Alan T. Rosselot – Assistant General Counsel of Delta Air Lines, Inc. (included in Exhibit 5.3)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association, as Pass Through Trustee under the Pass Through Trust Agreement

*	To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.